CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Registration Statement No. 333-9774 of Koninklijke Ahold N.V. on Form S-8 of our report dated June 25, 2004 (October 13, 2004, as to Note 7), appearing in this Annual Report on Form 11-K of Ahold U.S.A., Inc. 401(k) Savings Plan for Union Associates for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

McLean, Virginia
October 28, 2004